UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2019

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2019, Charles Stewart and Altice USA, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. Stewart resigned as Co-President and Chief Financial Officer of the Company, effective as of October 28, 2019. Mr. Stewart will continue to serve as a member of the board of directors of the Company.
Pursuant to the Separation Agreement, Mr. Stewart will remain eligible to receive a 2019 annual bonus and vest into the remainder of his unvested carry units and stock options, in each case, subject to his continued compliance with, and non-revocation of, the Separation Agreement. The Separation Agreement provides that Mr. Stewart will be subject to confidentiality covenants, as well as covenants not to compete through December 31, 2021 and not to solicit employees. In addition, Mr. Stewart agrees to release claims against, and not to disparage, the Company.
Effective as of October 28, 2019, Michael Grau has been appointed Chief Financial Officer of the Company. Mr. Grau, age 54, has been the Company’s Executive Vice President, Financial Planning and Control since December 2018. Prior to that, he served as the Company’s Senior Vice President, Corporate Financial Planning & Analysis from June 2016 through December 2018 (which title changed to Senior Vice President, Financial Planning & Control while he held the role). Prior to this role, Mr. Grau held leadership roles in Financial Planning at Cablevision for approximately 15 years. His experience also covers other industries and companies including Winstar Communications Inc., Health Professionals Inc. and Deloitte & Touche. Mr. Grau received his bachelor’s degree in accounting from Hofstra University.
The above description of the Separation Agreement is a summary, and the full text of the agreement will be filed with the Company’s Annual Report on Form 10-K for 2019. On October 28, 2019, the Company issued a press release with respect to the foregoing, which is attached hereto as Exhibit 99.1.
Item 9.01    Financial Statement and Exhibits

(d)	Exhibits.

Exhibit		Description
	99.1	Press Release issued by Altice USA, Inc. on October 28, 2019, announcing executive leadership change
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: October 28, 2019	By:	/s/ Michael E. Olsen
Michael E. Olsen
EVP, General Counsel and Secretary